FIRST AMENDMENT TO
SECURITIES LENDING AGREEMENT
THIS FIRST AMENDMENT TO SECURITIES LENDING AGREEMENT ("Amendment") is made and entered into effective as of October 28, 2020, by and between U.S. BANK NATIONAL ASSOCIATION ("Bank") and MANAGER DIRECTED PORTFOLIOS, on behalf of each respective series identified in Exhibit A attached to the Agreement (each such series hereinafter referred to as a separate "Customer").
WITNESSETH:
WHEREAS, Customer and Bank are parties to that certain Securities Lending Agreement dated effective as of July 3, 2017, as amended from time to time ("Agreement"); and
WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings set forth herein, the parties hereto agree as follows:
1.    Loan Fee Schedule. The Loan Fee Schedule attached as Exhibit C to the Agreement shall hereby be deleted and replaced by the Loan Fee Schedule attached as Exhibit C to this Amendment.
2.    Election of Collateral Investment. The Election of Collateral Investment attached as Exhibit D to the Agreement shall hereby be deleted and replaced by the Election of Collateral Investment attached as Exhibit D to this Amendment.
3.    No Further Effect. Except as expressly amended or modified hereby, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into and a part of the Agreement.
4.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above-written.

MANAGER DIRECTED PORTFOLIOS
By:     /s/ Douglas J. Neilson

Name:     Douglas J. Neilson

Title:     President
U.S. BANK NATIONAL ASSOCIATION
By:     /s/ Jill Stevenson

Name:     Jill Stevenson

Title:     Vice President

EXHIBIT C
LOAN FEE SCHEDULE
The Bank shall be paid a fee for administering the securities lending program for the Customer. The fee shall be calculated daily by the Bank against the Net Income earned by the Customer on such day. The fee shall equal twenty percent (20%) of Net Income and shall be retained monthly by the Bank out of the Customer’s aggregate Net Income for such month, provided, however, that if the fee is not so retained, the Customer shall pay such fee upon request from the Bank.

EXHIBIT D
ELECTION OF COLLATERAL INVESTMENT
U.S. Bank, N.A.
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:
Pursuant to the Securities Lending Agreement dated as of July 3, 2017 ("Agreement") between U.S. Bank National Association and Manager Directed Portfolios, on behalf of its respective series listed on Exhibit A (each a "Customer"), Customer desires to select the Collateral Investment into which Cash Collateral and Proceeds are invested (as such terms are defined in the Agreement).
Customer hereby requests that Mount Vernon Liquid Assets Portfolio, LLC ("MVL") be designated as a Collateral Investment pursuant to Section 1 of the Agreement, effective as of the date on which the subscription agreement relating to MVL attached as Attachment 1 has been fully executed by Customer and Bank. This election to use MVL does not otherwise amend the terms of the Agreement.
Please acknowledge your agreement to the terms set out above by signing and dating where indicated below.

Signed for and on behalf of Customer: Manager Directed Portfolios By: Name: Title: Date:	Acceptance: U.S. Bank, N.A. hereby confirms acceptance of the terms set out above. By: Name: Title: Date:
Manager Directed Portfolios	U.S. Bank, N.A. hereby confirms acceptance of the terms set above.
By: /s/ Douglas J. Neilson	By: /s/ Jill Stevenson
Name: Douglas J. Neilson	Name: Jill Stevenson
Title: President	Title: Vice President
Date: October 15, 2020	Date: October 28, 2020

ATTACHMENT 1
Subscription Agreement
SUBSCRIPTION AGREEMENT
MOUNT VERNON LIQUID ASSETS PORTFOLIO, LLC

Mount Vernon Liquid Assets Portfolio, LLC, a Delaware limited liability company ("Portfolio"), and the undersigned purchaser ("Member") (in the case of a subscription for the account of a trust or other entity, such term shall refer to both the trust or other similar entity and the Person making the investment decision and executing this Subscription Agreement (together with the Exhibits attached hereto, this "Subscription Agreement"), unless the context requires otherwise), hereby agree as follows:

1.Definitions. As used herein, the following terms have the meanings set forth below. Capitalized terms used herein (including the Exhibits hereto) without definition have the meanings set forth in the LLC Agreement.

(a)"Advisers Act" shall mean the Investment Advisers Act of 1940, as amended from time to time.

(b)"BHC Member" shall mean a Member that (i) is subject to the Bank Holding Company Act of 1956 or is directly or indirectly "controlled" (as that term is defined in the Bank Holding Company Act of 1956) by a company that is subject to the Bank Holding Company Act of 1956 and (ii) so indicates in this Subscription Agreement or otherwise in a writing acknowledged by the Manager on or before the date at which such Member purchases its Units.

(c)"Capital Contribution(s)" has the meaning set forth in Section 2 of this Subscription Agreement.

(d)"Code" has the meaning set forth in the LLC Agreement.

(e)"DOL" shall mean the U.S. Department of Labor.

(f)"Employee" means (i) an individual who, at the time such individual becomes a Member of the Portfolio, is an employee or director of any U.S. Bank-Affiliated Entity or (ii) any corporation, partnership, trust or other entity over which such individual has investment discretion (or, if impermissible due to regulation, has delegated to a trustee that consults with such individual on investments) and of which such individual or such individual’s Immediate Family Members are the sole owners or beneficiaries.

(g)"ERISA" has the meaning set forth in the LLC Agreement.

(h)"ERISA Member" shall mean a Member that (i) (a) is a "benefit plan investor" (as such term is defined in the DOL Regulations as modified by section 3(42) of ERISA) subject to the fiduciary responsibility provisions of part 4 of title I of ERISA or is a "plan" (as such term is defined in section 4975(e) of the Code) subject to section 4975 of the Code and

(b) so indicates on this Subscription Agreement or otherwise in a writing acknowledged by the Manager or (ii) is designated as an ERISA Member by the Manager in writing on or before the date at which such Member purchases its Units.

(i)"Immediate Family Member" means an Employee’s spouse, domestic partner, minor children and any other children (including adults) residing in the Employee’s home.

(j)"Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

(k)"LLC Agreement" has the meaning set forth in Section 2 of this Subscription Agreement.

(l)"Manager" has the meaning set forth in the LLC Agreement.

(m)"Member" has the meaning set forth in the introductory paragraph of this Subscription Agreement.

(n)"Non-U.S. Person" shall mean (i) a citizen of a country other than the United States, (ii) an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States, (iii) a government other than the government of the United States or of any state, territory or possession of the United States, (iv) a corporation of which, in the aggregate, more than 10% of the capital stock is owned of record or voted by Persons described in any of clauses (i) through (iii) above or in this clause (iv), (v) a general or limited partnership, or a limited liability company, of which 10% of the equity contributions or interests therein are directly or indirectly made or held by any Person described in any of clauses (i) through (iii) above, taking into account, in calculating indirect contributions or interests in such partnership or company, that the percentage interests of a Person that is a stockholder, limited partner or member insulated in accordance with the FCC Rules relating to a Person that directly makes or holds an equity contribution or interest in such partnership or company may be multiplied by the percentage of such direct interest in such partnership or company or (vi) a representative of, or entity controlled by, any Person referred to in any of the foregoing clauses (i) through (v).

(o)"Offering Memorandum" has the meaning set forth in Section 4.1 of this Subscription Agreement.

(p)"Other Members" has the meaning set forth in Section 3 of this Subscription Agreement.

(q)"Other Subscription Agreements" has the meaning set forth in Section 3 of this Subscription Agreement.

(r)"Person" has the meaning set forth in the LLC Agreement.

(s)"Plan Assets" has the meaning set forth in Section 5.8 of this Subscription Agreement.

(t)"Portfolio" has the meaning set forth in the introductory paragraph to this Subscription Agreement.

(u)"Public Plan Member" shall mean a Member that (i) (a) is a governmental plan or a church plan within the meaning of sections 3(32) and 3(33), respectively, of ERISA, and (b) so indicates on this Subscription Agreement or otherwise in a writing acknowledged by the Manager on or before the date at which such Member purchases its Units or (ii) is designated by the Manager in writing on or before the date at which such Member purchases its Units.

(v)"Securities Act" shall mean the Securities Act of 1933, as amended.

(w)"Subscription Agreement" has the meaning set forth in the introductory paragraph to this Subscription Agreement.

(x)"Units" has the meaning set forth in the LLC Agreement.

(y)"Volcker Rule" has the meaning set forth in Section 5.15 of this Subscription Agreement.

2.Sale and Purchase of Units. The Portfolio has been formed under the laws of the State of Delaware, and will be governed by a Limited Liability Company Agreement in the form made available to the Member upon request (as the same may be modified in accordance with the terms of any amendment or supplement thereto or restatement thereof, the "LLC Agreement").

Subject to the terms hereof and in reliance upon the representations and warranties of the respective parties contained herein, (i) the Portfolio agrees to sell to the Member from time to time Units as a Member in the Portfolio in a number proportionate to the Member’s capital contributions accepted by the Manager from time to time on behalf of the Portfolio as set forth in the LLC Agreement (the "Capital Contributions"), and (ii) upon the purchase of Units, the Member agrees to become a Member of the Portfolio and to be bound by the terms and provisions of the LLC Agreement and this Subscription Agreement. The Manager reserves the right, in its sole discretion on behalf of the Portfolio, to reject this or any other subscription, in whole or in part, in any order and at any time, notwithstanding prior notice of acceptance of your subscription.

The Managing Member is entitled to charge a management fee for the services it provides to the Portfolio, on an annual basis, of up to 0.04% of the Portfolio's average daily net assets. The actual management fee will be paid directly from the Member's investment at the rate specifically indicated on Exhibit A hereto. The management fee will be prorated for periods of less than a full month.

3.Other Subscription Agreements. The Portfolio has entered into or expects to enter into separate subscription agreements (the "Other Subscription Agreements") with other purchasers (the "Other Members"), providing for the sale to the Other Members of Units and the admission of the Other Members as Members. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Units to the Member and the Other Members are separate sales.

4.Representations and Warranties of the Portfolio. The Portfolio represents and warrants to the Member that:

4.1Formation and Standing. The Portfolio is duly formed and validly existing in good standing as a limited liability company under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Offering Memorandum relating to the private offering of Units by the Portfolio (together with any amendments and supplements thereto, the "Offering Memorandum") and the LLC Agreement.

4.2Authorization of Subscription Agreement. The execution, delivery and performance by the Portfolio of this Subscription Agreement have been authorized by all necessary action on behalf of the Portfolio, and this Subscription Agreement is a legal, valid and binding agreement of the Portfolio, enforceable against the Portfolio in accordance with its terms.

4.3Compliance with Laws and Other Instruments. The execution and delivery of this Subscription Agreement by the Portfolio, the performance by the Portfolio of its obligations under this Subscription Agreement and the consummation by the Portfolio of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of the LLC Agreement, or any agreement or other instrument to which the Portfolio is a party or by which it or any of its properties is bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Portfolio or its business or properties.

4.4Offer of Interests. Neither the Portfolio nor anyone acting on its behalf has taken or will take any action that would subject the offer, issuance or sale of Units to the registration requirements of the Securities Act.

5.Representations, Warranties and Covenants of the Member. The Member represents, warrants and covenants to the Portfolio and the Manager as of the date that this Subscription Agreement is signed by the Member, and on each date on which the Member makes a Capital Contribution to the Portfolio that:

5.1Authorization of Purchase, etc. The Member is not a natural person, is an entity of the type or form set forth in Exhibit B hereto and is duly organized, formed or incorporated, as the case may be, and validly existing and in good standing, under the laws of the Member’s jurisdiction of organization, formation or incorporation set forth in Exhibit B hereto, and the Member has all requisite power and authority to execute, deliver and perform the Member’s obligations under this Subscription Agreement and the LLC Agreement, and to subscribe for and purchase Units hereunder. The purchase by the Member of Units, the Member’s execution, delivery and performance of this Subscription Agreement, and the Member’s agreement to be bound by the terms of the LLC Agreement have been authorized by all necessary corporate or other action on the Member’s behalf, and this Subscription Agreement and the LLC Agreement are the Member’s legal, valid and binding obligations, enforceable against the Member in accordance with their respective terms.

5.2Compliance with Laws and Other Instruments. The execution and delivery of this Subscription Agreement, the agreement to be bound by the terms of the

LLC Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of the Member’s obligations hereunder and thereunder do not and will not conflict with, or result in any violation of or default under, any provision of any certificate of incorporation, memorandum and articles of association, bylaws, trust agreement, partnership agreement or other organizational or governing instrument applicable to the Member, or any agreement or other instrument to which the Member is a party or by which the Member or any of the Member’s properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Member or to the Member’s business or properties. In addition, the Member represents that any power of attorney of the Member contained in this Subscription Agreement or the LLC Agreement has been executed by the Member in compliance with the laws of the state or jurisdiction in which such agreements were executed.

5.3The Offering Memorandum. The Member has been furnished with a copy of the Offering Memorandum, this Subscription Agreement, and, upon request, with the LLC Agreement. The Member has reviewed such documents and the Member understands the risks of, and other considerations relating to, the purchase of Units, including the risks set forth under the heading "Investment Objectives, Principal Investment Strategies, and Related Risks" of the Offering Memorandum.

5.4Access to Information. The Member has been provided an opportunity to ask questions of, and the Member has received answers thereto satisfactory to the Member from, the Portfolio and its representatives regarding the terms and conditions of the offering of Units, and the Member has obtained any and all additional information requested by the Member of the Portfolio and its representatives to verify the accuracy of all information furnished to the Member regarding the offering of Units. The Member is not relying on the Portfolio, the Manager or any of their partners, members, officers, counsel, agents or representatives for legal, investment or tax advice. The Member has sought independent legal, investment and tax advice to the extent that the Member has deemed necessary or appropriate in connection with the Member’s decision to subscribe for Units.

5.5Evaluation of and Ability to Bear Risks. The Member has such knowledge and experience in financial and business affairs that the Member is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the purchase of Units, and the Member has not relied in connection with any purchase of Units upon any representations, warranties or agreements other than those set forth in this Subscription Agreement, the LLC Agreement, and the Offering Memorandum. The Member acknowledges that the value of the Member’s Units and Capital Contributions may decline and that it is possible to lose money by investing in the Portfolio. The Member is an "accredited investor" as such term is defined in rule 501 of Regulation D promulgated under the Securities Act. The Member acknowledges that the

Manager and its affiliates face restrictions under the Volcker Rule from directly or indirectly guaranteeing, assuming or otherwise insuring the obligations or performance of the Portfolio or of any covered fund (as defined in the Volcker Rule) in which the Portfolio invests. See Section 5.15 of this Subscription Agreement for additional information regarding the Volcker Rule. The Member acknowledges that there is no guarantee that the Portfolio will achieve a positive yield or avoid a negative yield and that the Manager and its affiliates have no obligation to waive fees or otherwise take action to avoid the Portfolio realizing a negative yield.

5.6Purchase for Investment. The Member is not acquiring Units with a view to or for sale in connection with any distribution of all or any part of such Units (other than a request that the Portfolio redeem all or a portion of its Units). The Member will not, directly or indirectly, transfer all or any part of such Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of such Units) except in accordance with (i) the registration provisions of the Securities Act or an exemption from such registration provisions, (ii) any applicable state or non-U.S. securities laws and (iii) the terms of the LLC Agreement. If the Portfolio is required to suspend redemptions, the Member understands that the Member must bear the economic risk of the Member’s investment in Units for an indefinite period of time because, among other reasons, the offering and sale of Units have not been registered under the Securities Act and, therefore, Units cannot be sold other than through a privately negotiated transaction unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Member also understands that transfers of Units are further restricted by the provisions of the LLC Agreement, and may be restricted by applicable state and non-U.S. securities laws, and that no market exists or is expected to develop for Units.

5.7Qualified Members; Beneficial Ownership. (i) The Member has not been formed, organized, reorganized, capitalized or recapitalized for the purpose of acquiring Units, (ii) the Member’s Capital Contributions will be no more than 40% of the Member’s total assets or, if the Member is a private investment fund with binding, unconditional capital commitments from the Member’s partners or members, no more than 40% of the Member’s committed capital, (iii) the Member’s stockholders, partners, members or other beneficial owners do not have and will not have individual discretion as to their participation or non-participation through the Member in (a) the Member’s purchase of Units or (b) particular investments made by the Portfolio, and (c) the Member is not a participant-directed defined contribution plan. The Member is a "qualified purchaser" within the meaning of section 3(c)(7) of the Investment Company Act and as such term is defined in section 2(a)(51) of the Investment Company Act. The Portfolio may request that the Member reaffirm its status as a "qualified purchaser", within the meaning of section 3(c)(7) of the Investment Company Act and as such term is defined in section 2(a)(51) of the Investment Company Act, at any time and from time to time at its sole discretion.If the

Member is unable to make any of the representations set forth in the preceding sentences of this Section 5.7, the Member shall have so advised the Manager in writing at least five business days prior to the date hereof and shall have provided the Manager at least five business days prior to the date hereof with evidence (including opinions of outside counsel, if requested by the Manager) satisfactory in form and substance to the Manager relating to compliance with the Securities Act, the Investment Company Act, and such other matters as the Manager shall request. The representations and warranties set forth in this Section 5.7 shall be deemed repeated and reaffirmed by the Member as of each date that the Member makes a Capital Contribution. If at any time prior to the termination of the Portfolio the representations and warranties set forth in this Section 5.7 shall cease to be true, the Member shall promptly so notify the Manager in writing.

5.8Certain ERISA Matters. Either (a) the Member is an ERISA Member and has indicated in Exhibit B hereto such status and the percentage of its assets that is deemed to constitute assets of an "employee benefit plan" subject to part 4 of Title I of ERISA or a plan subject to section 4975 of the Code ("Plan Assets") or (b) the Member is not an ERISA Member and no part of the funds used by the Member to acquire Units constitutes Plan Assets. If Units are being acquired by the Member as an ERISA Member or are being acquired using Plan Assets, then (1) such acquisition has been duly authorized in accordance with the governing plan documents, and (2) such acquisition and the subsequent holding of such Units do not and will not constitute a "prohibited transaction" within the meaning of section 406 of ERISA or section 4975 of the Code, that is not subject to an exemption contained in ERISA or in the rules and regulations adopted by the DOL thereunder, and (3) Member acknowledges receipt of the disclosures attached as Exhibit E hereto.

If the Member is an ERISA Member, the Member hereby appoints the Manager as an investment manager under Section 3(38) of ERISA with respect to the Plan Assets being used to acquire the Units, as provided in Section 2.16 of the LLC Agreement, and the Manager accepts such appointment and acknowledges that, in such capacity, it is a fiduciary with respect to such Plan Assets. By executing this Subscription Agreement, the Member represents and warrants that such appointment has been duly authorized in accordance with the documents governing the applicable plan and the applicable provisions of ERISA.

The Member agrees to promptly provide to the Manager such information as the Manager may from time to time reasonably request for purposes of determining whether the assets of the Portfolio are Plan Assets.

Except as indicated in Exhibit B hereto, the Member is not an "affiliate" of the Manager. For purposes of this paragraph, the term "affiliate" shall include any person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Manager, including employees of the Manager.

The representations and warranties set forth in this Section 5.8 shall be deemed repeated and reaffirmed on each day the Member holds Units. If at any time prior to the termination of the Portfolio the representations and warranties set forth in this Section 5.8 shall cease to be true, the Member shall promptly notify the Manager in writing.

5.9Status as a Non-U.S. Person. The Member is not a Non-U.S. Person. If the Member is unable to make the representation in this Section 5.9 (i.e., if the Member is a Non-U.S. Person), the Member shall have so notified the Portfolio in writing at least five business days prior to the date hereof.

5.10Public Listing. To the extent the Member is an investment fund, or is owned by an investment fund, neither the Member nor such investment fund shall seek to list any class of its respective securities on any public exchange without the prior written consent of the Manager if the effect of such listing would be the direct or indirect listing of the Units on such public exchange.

5.11Correctness of Information; Duty to Report Changes. All information furnished by the Member in Exhibit B hereto, in the Form ADV/PF Questionnaire attached hereto as Exhibit C, in the Form W-9, and in any other U.S. Internal Revenue Service or other tax form delivered to the Portfolio or the Manager, in each case is true, accurate and complete as of (i) the date this Subscription Agreement is signed by the Member and (ii) the date hereof, and shall be true, accurate and complete as of each date that the Member makes a Capital Contribution to the Portfolio or that the Member receives a distribution from the Portfolio. The Member agrees to promptly notify the Manager in the event that any such information shall cease to be true, accurate and complete.

5.12Compliance with Anti-Money Laundering Regulations. The Member agrees to provide the Portfolio, the Manager and/or any administrator acting on behalf of the Portfolio information, including the name, address, tax identification number and other information of the Member, and supporting documentation to verify the Member’s identity and the source of funds used to purchase Units. The Member agrees to provide such information and supporting documentation before and, from time to time, after acceptance by the Portfolio of this Subscription Agreement until the termination of the Portfolio as the Manager determines to be necessary or appropriate to comply with U.S. anti-money laundering laws and regulations, or to respond to information requests from any governmental authority, self-regulatory organization or financial institution in connection with an anti-money laundering inquiry, or to update any such information.

In addition, (a) no money contributed to the Portfolio by the Member represents the proceeds of money laundering, terrorist financing or any other illicit activities, (b) the Member is not a politically exposed person ("PEP") that meets the definition found in 31 C.F.R. 1010.605(p), and (c) neither the Member nor any Person directly or indirectly owning or controlling, owned or controlled by or under common ownership or control with the Member is a Person with whom U.S. Persons are prohibited from doing business pursuant to U.S. economic and trade sanctions, including a Person (i) designated on the Specially Designated Nationals List maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, or (ii) resident in, domiciled in or established under the laws of a country or territory subject to country-wide or territory- wide U.S. economic or trade sanctions.

The representations and warranties set forth in this Section 5.12 shall be deemed repeated and reaffirmed by the Member as of each date that the Member makes a Capital Contribution to or receives a distribution from the Portfolio. If at any time prior to the termination of the Portfolio the representations and warranties set forth in this Section 5.12 shall cease to be true, the Member shall promptly so notify the Manager in writing.

5.13Tax Matters. The Member agrees to furnish the Portfolio or the Manager with any information, representations and forms as shall reasonably be requested by the Portfolio or the Manager from time to time to assist it in complying with any applicable law or tax requirements or determining the extent of, and in fulfilling, its withholding or reporting obligations. The Member agrees to furnish the Manager with any representations and forms as shall reasonably be requested by the Manager to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency upon the Portfolio or amounts paid to the Portfolio. The Member agrees that the Manager shall have exclusive and absolute control over any tax affairs relating to or in respect of the Portfolio (including tax matters set forth in Section 7.8 of the LLC Agreement). The Member represents that it has provided the Manager with a completed and executed Form W-9 or other applicable certification and agrees to furnish the Portfolio or the Manager with such Form or certification upon expiration of any prior Form or certification or upon request.

5.14Consent to Electronic Delivery of Documents. The Member acknowledges that it has read and executed Exhibit D of this Subscription Agreement and will reply to the email by which it received this Subscription Agreement to confirm that (i) it consents to electronic receipt of all documents and notices to be delivered hereunder or under the LLC Agreement, including the applicable U.S. Internal Revenue Service Schedule K-1 and any other annual tax forms or statements prescribed by applicable tax law required to be delivered by the Portfolio to the Member in respect of its interest in the Portfolio (including redemptions) and (ii) it is able to open .pdf documents sent to the Member’s email address.

5.15Volcker Rule Required Disclosures and Representations.

(a)Any losses in the Portfolio, which is a Covered Fund under the Volcker Rule, will be borne solely by investors in the Portfolio and not by U.S. Bank National Association or its affiliates ("U.S. Bank"); therefore, U.S. Bank’s and its affiliates’ losses in the Portfolio will be limited to losses attributable to the Ownership Interests in the Portfolio held by U.S. Bank and any affiliate in its capacity as investor in the Portfolio or as beneficiary of a Restricted Profit Interest held by U.S. Bank or any affiliate. For purposes of this Section 5.15, the terms "Covered Fund", "Ownership Interests" and "Restricted Profit Interest" are defined in the regulations implementing Section 13 of the Bank Holding Company Act (the "Volcker Rule"). The Interests offered hereby qualify as "Ownership Interests." Neither U.S. Bank nor any of its affiliates intend to hold any Units or Restricted Profit Interests in the Portfolio. To the extent U.S. Bank or any of its affiliates is deemed to hold any Ownership or Restricted Profit Interests in the Portfolio, it shall take necessary steps to comply with applicable law. Prospective investors should read the Offering Memorandum and any other Portfolio offering documents before investing in the Portfolio. Ownership Interests, which includes Units purchased hereby in the Portfolio are not insured by the FDIC, or otherwise guaranteed or endorsed by the government, and are not deposits, obligations of, or endorsed or guaranteed in any way, by any Banking Entity (as defined in the Volcker Rule), including U.S. Bank. Investments in Units involve principal risks, including the possible loss of Capital Contributions.

(b)The Member represents that as of the effective date of this Subscription Agreement, the Member is not (i) an Employee (or an Immediate Family Member of such an Employee) of U.S. Bank or any of its affiliates (collectively, "U.S. Bank-Affiliated Entities") or (ii) a U.S. Bank-Affiliated Entity.

5.16Availability of Rule 17a-6 Exemption. If the Member is a registered investment company, none of the following persons has a direct or indirect "financial interest" in the Member’s investment in the Portfolio: (i) an officer, director, employee, investment adviser, member of an advisory board, depositor, promoter of or principal underwriter for the registered investment company, (ii) a person directly or indirectly controlling the registered investment company, (iii) a person directly or indirectly owning, controlling, or holding with power to vote five percent or more of the outstanding voting securities of the registered investment company, or (iv) a person directly or indirectly under common control with the registered investment company. For the purposes of this Section 5.16, the term "financial interest" means any interest in the Portfolio other than an interest through ownership of Units issued by the Portfolio.

5.17Residency. The Member is a resident of the state in which its principal executive offices are located as identified on Exhibit B. Any offer or sale of the Units to the Member occurred in the Member's state of residence. This Subscription Agreement was signed by the Member in the Member's state of residence. The Member shall promptly notify the Manager and the Portfolio of any change in address of its principal executive offices.

6.Amendments and Waivers. This Subscription Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the

Member and the Manager (acting on behalf of the Portfolio). Written notice of any material amendment pursuant to Paragraph 8.3 of the LLC Agreement will be provided to the Member as soon as practicable.

7.Survival of Representations and Warranties; Indemnity. All representations, warranties and covenants contained herein or made in writing by the Member, or by or on behalf of the Portfolio in connection with the transactions contemplated by this Subscription Agreement, shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by or on behalf of the Portfolio, the Manager or the Member, and the issue and sale of Units. Unless the Manager otherwise agrees in writing, the Member shall and hereby does indemnify and hold harmless the Portfolio and the Manager from and against any and all losses, expenses, liabilities and other claims and damages relating to or arising out of any breach of any representation, warranty or covenant made by the Member in this Subscription Agreement.

8.Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

9.Notices. Each notice relating to this Subscription Agreement shall be in writing and shall be delivered (i) in person, by registered or certified mail or by private courier, overnight or next-day express mail, or (ii) by fax, email or other electronic means, with such confirmation as the Manager deems appropriate under the circumstances. All notices to the Member shall be delivered to it at its last known address, email address or fax number as set forth in the records of the Portfolio. All notices to the Portfolio shall be delivered to: Mount Vernon Liquid Assets Portfolio, LLC, c/o U.S. Bancorp Asset Management, Inc., BC-MN-H04N, 800 Nicollet Mall, Minneapolis, MN 55402-7020, or via email to kenneth.delecki@usbank.com, or such other address or addresses, or email address or addresses, as the Portfolio or the Manager shall have furnished to the Members in writing. The Member may designate a new address for notices by giving written notice to that effect to the Manager. Unless otherwise specifically provided in this Subscription Agreement, a notice given in accordance with the foregoing clause (i) shall be deemed to have been effectively given three business days after such notice is mailed by registered or certified mail, return receipt requested, and one business day after such notice is sent by FedEx or other one-day service provider, to the proper address, or at the time delivered when delivered in person or by private courier. A notice given by fax, email or other electronic means shall be deemed to have been effectively given when sent and confirmed in such manner as the Manager deems appropriate under the circumstances.

10.Applicable Law. THIS SUBSCRIPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION. Unless otherwise agreed in writing, the Manager and the Member, to the fullest extent permitted by applicable law, irrevocably consent to service of process in connection with any matter arising under this Subscription Agreement by first class mail, certified postage prepaid, at the address and to the Person(s) specified pursuant to Section 9. Nothing in this Subscription Agreement will affect the right of any party to this Subscription Agreement to serve process in any other manner permitted by law.

11.Headings, etc. The cover page, the table of contents and the headings of the sections of this Subscription Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

12.Entire Agreement. This Subscription Agreement and the LLC Agreement contain the entire agreement of the parties with respect to the subject matter hereof and thereof, and there are no representations, covenants or other agreements except as set forth herein or therein.

13.Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Subscription Agreement on the date set forth below, and this Subscription Agreement shall be dated as of, and shall be and become a binding agreement between the Portfolio and the Member on, the date that a Capital Contribution of the Member is accepted by the Manager on behalf of the Portfolio below.

PORTFOLIO

MOUNT VERNON LIQUID ASSETS PORTFOLIO, LLC

By:	U.S. Bancorp Asset Management, Inc.
Its:	Manager
	By:	/s/ Jill Stevenson
	Name:	Jill Stevenson
	Title:	Head of Operations and Mutual Fund Treasurer
	Date:	October 28, 2020

MEMBER

HOOD RIVER SMALL-CAP GROWTH FUND

By:	/s/ David Swank
Name:	David Swank
Title:	Principal
Date:	10/27/2020

EXHIBIT A
MANAGEMENT FEE

Pursuant to Section 2 of the Subscription Agreement, the annual management fee equals 0.03%.

EXHIBIT B
MEMBER INFORMATION

PLEASE COMPLETE THE FOLLOWING:

For purposes of Section 5.1, set forth the Member’s form of organization, i.e., whether the Member is a corporation, partnership, single member LLC, other LLC, grantor trust, other trust, registered investment company (not organized as an entity described above), pension plan (not organized as an entity described above), etc.: other LLC

For purposes of Section 5.1, set forth the State of organization, formation or incorporation of the Member: Delaware
For purposes of Section 5.17, set forth the complete address, including State, of the principal executive offices of the Member (as reported in filings with the SEC or Member's primary regulator, if any): One SW Columbia St., Suite 630, Portland, OR 97204

PLEASE CHECK THE FOLLOWING, BUT ONLY IF APPLICABLE: By having its duly authorized representative check the box in the relevant space at right, the Member represents (and, if such information is no longer accurate, agrees to promptly notify the Manager in writing) that:

The Member is an ERISA Member	☐

PLEASE CHECK ONE OF THE FOLLOWING, AS APPLICABLE: By having its duly authorized representative check the boxes in the relevant space at right, the Member represents (and, if such information is no longer accurate, agrees to promptly notify the Manager in writing) that:

The Member is an "affiliate" of the Manager. Please explain the affiliation:

☐
The Member is not an "affiliate" of the Manager.	☑
For purposes hereof, the term "affiliate" shall include any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Manager, including employees of the Manager.

EXHIBIT C
FORM ADV/PF QUESTIONNAIRE

1.Are you a U.S. person1?

☑	Yes
☐	No

2.If you are a private fund2, are you a fund of funds3?

☐	Yes
☑	No

3.Please select the most applicable category (if more than one category is applicable, select one category only):

(a)	A broker-dealer	☐
(b)	An insurance company	☐
(c)	An investment company registered with the SEC	☑
(d)	Private fund	☐
(e)	Non-profit institution	☐
(f)	Pension plan (excluding governmental pension plan)	☐
(g)	Banking or thrift institution	☐
(h)	State or municipal government entity4 (excluding governmental pension plan)	☐
(i)	State or municipal governmental pension plan	☐
(j)	Sovereign wealth fund and foreign official institution	☐
(k)	Other[5] – Specify:	☐

1As defined under rule 203(m)-1 of the Advisers Act.
2As defined in the Form PF Glossary of Terms, as promulgated and amended by the U.S. Securities and Exchange Commission.
3As defined in instruction 7 of the general instructions for Form PF, as promulgated and amended by the U.S. Securities and Exchange Commission.
4As defined in the Form ADV Glossary, as promulgated and amended by the U.S. Securities and Exchange Commission.
5No individuals are permitted to invest in the Portfolio.

EXHIBIT D
CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

As a Member of the Portfolio, the Member hereby consents, notwithstanding anything to the contrary in the LLC Agreement, to electronic receipt of all documents and notices to be delivered hereunder or under the LLC Agreement, including the applicable U.S. Internal Revenue Service Schedule K-1 and any other annual tax forms or statements prescribed by applicable tax law required to be delivered by the Portfolio to the Member ("Tax Statements" and together with all other documents delivered hereunder or under the LLC Agreement, "Documents") in respect of its interest in the Portfolio (including redemptions) through electronic delivery. The Member hereby acknowledges the following:

1)If the Member chooses not to consent to electronic delivery or if the Member subsequently withdraws its consent to electronic delivery, paper copies of any Documents, including Tax Statements, will be furnished to the Member, through mail or hand delivery.

2)This consent applies to each Document, including each Tax Statement, required to be furnished to the Member by the Portfolio after this consent is given until the Member withdraws consent.

3)Notwithstanding the Member’s consent, the Member is entitled to receive paper copies of Documents, including Tax Statements, upon request. The Portfolio will NOT treat the Member’s request for paper Documents, including Tax Statements, as a withdrawal of consent. If the Member wishes to withdraw consent, the Member understands that it must do so affirmatively.

4)The Member may withdraw consent by contacting the Portfolio in writing at: Mount Vernon Liquid Assets Portfolio, LLC, c/o U.S. Bancorp Asset Management, Inc., BC-MN-H04N, 800 Nicollet Mall, Minneapolis, MN 55402-7020, via email to kenneth.delecki@usbank.com, or such other address or addresses, or email address or addresses, as the Portfolio or the Manager shall have furnished to the Members in writing to communicate any withdrawal of its consent. The withdrawal of consent will be effective within 60 (sixty) days of receipt by the Portfolio and will be confirmed in writing by the Portfolio. A withdrawal of consent does not apply to a Document, including a Tax Statement, that was furnished electronically before the withdrawal takes effect.

5)The Member can contact the Portfolio in writing at: Mount Vernon Liquid Assets Portfolio, LLC, c/o U.S. Bancorp Asset Management, Inc., BC-MN-H04N, 800 Nicollet Mall, Minneapolis, MN 55402-7020, via email to kenneth.delecki@usbank.com, or such other address or addresses, or email address or addresses, as the Portfolio or the Manager shall have furnished to the Members in writing to communicate any changes in its contact information. The Portfolio will email the Member if the contact information for the Portfolio changes.

6)The Portfolio will cease to furnish Documents, including Tax Statements, electronically or otherwise, beginning with the year after the year in which the Member ceases to be a Member of the Portfolio.

7)Documents, including Tax Statements, will be emailed to the Member as a .pdf (portable document format) file. The Member may download a free copy of Adobe Acrobat Reader, which will allow the Member to view the Tax Statements, by visiting

http://get.adobe.com/reader. This page contains information about the system requirements needed to use the software. Alternatively, the Member may be able to use an alternative .pdf reader software. Documents, including Tax Statements, may be required to be printed and attached to a U.S. federal, state, or local income tax return.

Instructions: Please sign in the space indicated below and reply to the email by which the Member received this Subscription Agreement (including a copy of the signed consent) to confirm that (a) the Member consents to electronic receipt of Documents, including Tax Statements, in respect of its interest in the Portfolio (including redemptions) and (b) it is able to open .pdf documents sent to the Member’s email address.

MEMBER

HOOD RIVER SMALL-CAP GROWTH FUND

By:	/s/ David Swank
Name:	David Swank
Title:	Principal
Date:	10/27/2020

EXHIBIT E
SECTION 408(b)(2) DISCLOSURE FOR ERISA MEMBERS

The following is a guide to the information required to be disclosed in connection with plan assets deemed to be held in Mount Vernon Liquid Assets Portfolio, LLC ("Portfolio") under Department of Labor Regulation Section 2550.408b-2(c).

U.S. Bancorp Asset Management, Inc. ("Manager") has previously provided you with a copy of the Offering Memorandum for the Portfolio, dated October 2018 ("OM").

Information provided below is only intended as a guide and is subject to the terms and conditions of the Portfolio as set forth in the OM and related documents referenced therein.

Required Information	Location(s)
1.Description of the services Manager will provide to your plan

2.Statement concerning the services Manager will provide as an ERISA fiduciary and a registered investment adviser

3.Annual Operating Expense

4.Compensation Manager will receive from your plan (“direct" compensation)

Compensation that will be paid among Manager and related parties
See OM under the heading "MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE – Manager"
Compensation Manager will receive from other parties that are not related to Manager ("indirect" compensation)	Manager's Code of Ethics imposes restrictions on gifts and entertainment that may be accepted by Manager and/or it's employees
Compensation Manager will receive if you terminate this service agreement	None

If you have any questions, please contact Stephanie Kay at 612-303-3934.

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